UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2011

Conn’s, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50421	06-1672840
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3295 College Street Beaumont, Texas	77701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (409) 832-1696

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

          On August 1, 2011, Conn’s, Inc. (the “Company”), announced that it has completed a $55,000,000 expansion of its Revolving Credit Facility to $430,00,000, and extended the term by 20 months to July 28, 2015, by entering a “First Amendment to Amended and Restated Loan and Security Agreement”, effective July 28, 2011, with Bank of America, N.A., a national banking association, individually as a “Lender”, and as the administrative agent for the Lenders party to the First Amendment to Amended and Restated Loan and Security Agreement, amending its Amended and Restated Loan and Security Agreement dated as of November 30, 2010, adding additional Lenders and increasing the commitments of certain of the Lenders, for a total Revolving Loan Commitment of $430,000,000, and making additional modifications including:

(i)  changing the “Applicable Margin” definition relative to Revolver Loans;

(ii)  changing the “Credit Account Formula Amount”;

(iii)  changing the “Borrowing Base Reporting Frequency”;

(iv)  adding the definition “Dominion Trigger Period”;

(v)  changing the definition of “Net Charge-Off Percentage”;

(vi)  changing the definition of “Permitted Distribution”;

(vii)  extending the Revolver Termination date to July 31, 2015;

(viii)  changing the definition of “Unused Line Fee Percentage”;

(ix)  changing the definition of “Prepayment Premium”;

(x)  changing the definition of “Capital Expenditures”;

(xi)  changing the definition of “Minimum Fixed Charge Coverage Ratio”; and

(xii)  modifying the “Revolver Commitments”.

          Also, on August 1, 2011, the Company announced that it has completed an $8,000,000 real estate loan by entering into a new Real Estate Financing arrangement with CommunityBank of Texas, N.A., effective July 28, 2011, providing for the funding of $8,000,000 to the Company to enable the Company to finance its owned real estate, being secured solely by the owned real estate, and bearing interest at the annual rate of 1% above the U. S. Prime Rate, but not less than 6% per annum.  The Financing is payable monthly based upon on a fifteen-year amortization, adjusted annually, and matures on July 28, 2016, and contains partial release provisions.

Item 1.02  Termination of a Material Definitive Agreement

          The Company additionally announced on August 1, 2011, that it repaid the entire balance of its $100,000,000 second lien term loan on July 28, 2011, utilizing proceeds from borrowings under its expanded Revolving Credit Facility and under its Real Estate Financing, and terminating the “Term Loan and Security Agreement” between the Company and GA Capital, LLC, as Administrative Agent and Collateral Agent for certain Lenders named therein, dated as of November 30, 2010.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

          The information included in Item 1.01 of this Current Report on Form 8-K is also incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Exhibit Title
10.1	First Amendment to Amended and Restated Loan and Security Agreement

(c)

99.1	Press Release, dated August 1, 2011, announcing the Expansion and Extension of Revolving Credit Facility
99.2	Press Release, dated August 1, 2011, announcing the Completion of Real Estate Financing
99.3.	Press Release, dated August 1, 2011, announcing the Repayment in full of Term Loan

          All of the information contained in Item 9.01(c) in this Form 8-K and the accompanying exhibits referenced under that Item 9.01 (c) shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONN'S, INC.

Date:	August 1, 2011	By:	/s/ Michael J. Poppe
		Name:	Michael J. Poppe
		Title:	Executive Vice President and Chief
Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Title
10.1	First Amendment to Amended and Restated Loan and Security Agreement

(c)

99.1	Press Release, dated August 1, 2011, announcing the Expansion and Extension of Revolving Credit Facility
99.2	Press Release, dated August 1, 2011, announcing the Completion of Real Estate Financing
99.3	Press Release, dated August 1, 2011, announcing the Repayment in full of Term Loan